As filed with the Securities and Exchange Commission on June 26, 1998
                                              Registration No. 333-40203


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                  ----------

                       POST-EFFECTIVE AMENDMENT NO. 2
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                 ------------

                     CULLIGAN WATER TECHNOLOGIES, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                  DELAWARE                             51-0350629
        -------------------------------           -------------------
        (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)           Identification No.)

                             -----------------

                            One Culligan Parkway
                         Northbrook, Illinois 60062
                               (847) 205-6000
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             -----------------

                          Damian C. Georgino, Esq.
                    Vice President and Corporate Secretary
                            One Culligan Parkway
                         Northbrook, Illinois 60062
                               (847) 205-6000
           (Name, address and telephone number, including area code,
                             of agent for service)
-----------------------------------------------------------------------------

The offering described in the Registration Statement has been terminated. This Post-Effective Amendment is being filed solely to remove from registration all 1,260 shares of the Company's Common Stock, par value $.01 per share, offered in the Registration Statement which remained unsold at the termination of the offering.




                                 SIGNATURES

            Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on this 26th day of June, 1998.

                                    CULLIGAN WATER TECHNOLOGIES, INC.


                                    By:  /s/ Damian C. Georgino
                                       -----------------------------------
                                       Name:  Damian C. Georgino
                                       Title: Vice President and Corporate
                                                 Secretary


            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          NAME                         TITLE                     DATE
          ----                          -----                    -----
/s/ Richard J. Heckmann       President, Chief Executive     June 26, 1998
-------------------------     Officer and Director
Richard J. Heckmann